THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

                                                                           No. 1

                                 CML GROUP, INC.

                  Secured Redeemable Subordinated Note Due 2003

$20,000,000  Boston, Massachusetts

                                                                   July 27, 1998

                              ---------------------

     CML Group, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the State of Wisconsin Investment Board ("SWIB"), or registered assigns, the principal sum of Twenty Million Dollars ($20,000,00) on July 27, 2003, and to pay interest (computed on the basis of a 365-day year) from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of fifteen percent (15%) per annum, subject to increase in accordance with Sections 5(a) and 6 hereof, such interest to be due and payable by wire transfer each June 30 and December 31 during the term of this Note.

     This note is issued by the Company pursuant to the Note Purchase Agreement dated July 27, 1998 between the Company and SWIB, the original holder of this Note (the "Purchase Agreement"), to which reference is made for a statement of certain additional rights and benefits to which the holder of this Note is entitled.


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1. SUBORDINATION.
2.

     THE INDEBTEDNESS EVIDENCED BY THIS NOTE, AND THE PAYMENT OF THE PRINCIPAL HEREOF, AND ANY INTEREST HEREON, IS WHOLLY SUBORDINATED, JUNIOR AND SUBJECT IN RIGHT OF PAYMENT, TO THE EXTENT AND IN THE MANNER PROVIDED IN AN INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH AMONG THE COMPANY, SWIB AND BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS UNDER THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, DATED JULY 27, 1998, BETWEEN THE COMPANY, THE ADMINISTRATIVE AGENT, THE LENDERS PARTY THERETO AND CERTAIN SUBSIDIARIES OF THE COMPANY AS BORROWERS, AND CERTAIN SUBSIDIARIES OF THE COMPANY AND THE BORROWERS AS GUARANTORS (THE "INTERCREDITOR AGREEMENT").

1. SECURITY.
2.
     Payment of this Note is secured by a security interest in certain property of the Company and its subsidiaries (the "Collateral") pursuant to the Security Documents, as defined in the Purchase Agreement.

1. CONVERSION.
2.
(a) GENERAL. This Note shall be subject to optional conversion as set forth below:
(b)
(i) CONVERSION AT OPTION OF HOLDER. The holder of this Note has the right, at its option, at any time prior to 5:00 p.m., Boston, Massachusetts time, on July 27, 2003, to convert the outstanding principal amount of this Note into fully-paid and non-assessable shares of Common Stock, $.10 par value per share, of the Company ("Common Stock"), at the rate of one share of Common Stock for each $4.00 of the principal amount hereof surrendered for conversion, subject to adjustment as set forth herein (the "Conversion Price"). In order to exercise this conversion privilege, the holder of this Note shall surrender this Note to the Company during usual business hours at the Company's principal executive office, accompanied by written notice in form satisfactory to the Company that the holder elects to convert the principal amount of this Note or a portion hereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued.
(ii)
(iii) CONVERSION AT OPTION OF THE COMPANY. So long as no default shall have occurred and be continuing, the entire outstanding principal amount of this Note may be converted, at the option of the Company, into fully-paid and non-assessable shares of Common Stock, at a price per share equal to the average per share closing price of the




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Company's Common Stock on the New York Stock Exchange ("NYSE") or other exchange on which the Common Stock is then trading for a period of twenty (20) consecutive trading days ending on the third day immediately prior to the conversion, in the event that the Company receives gross proceeds of thirty million dollars ($30,000,000) or more from the sale of equity securities of the Company after the date hereof, including gross proceeds from the sale of any equity securities to the Purchaser, other than pursuant to conversion of this Note. The entire outstanding principal amount of this Note may also be converted, at the option of the Company, into fully-paid and non-assessable shares of Common Stock at the then effective Conversion Price in the event that the per share closing price of the Company's Common Stock on the NYSE or other exchange on which the Common Stock is then trading is above the then effective Conversion Price for a period of twenty (20) consecutive trading days. The Company shall cause notice of conversion to be mailed to the registered holder of this Note, at such holder's address appearing in the Note Register (as defined in Section 7(a)), at least three (3) days prior to the date fixed for conversion of this Note. On or before the date fixed for conversion, the holder shall surrender this Note at the place designated in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued.
(iv)
(v) LIMITATION ON OWNERSHIP BY SWIB. Notwithstanding any other provision of this Note, so long as SWIB is the holder of this Note, the Company may not convert the Note into a number of shares of Common Stock, which when added to other shares of Common Stock then owned by SWIB, would result in SWIB owning more than 19.9% of the Company's then outstanding Common Stock. The principal amount of this Note not converted into Common Stock due to the limitations set forth in the immediately preceding sentence shall simultaneously be converted into a to-be-established series of Nonconvertible Preference Stock of the Company which shall be subject to the Intercreditor Agreement and shall (i) have an annual dividend rate of 15% per annum, payable, to the extent of funds legally available therefor, on June 30 and December 31, (ii) have no voting rights, except as required by law, (iii) be redeemable at the option of the Company at any time after July 27, 2003 at a price equal to the principal amount of the Note converted into such Preference Stock plus accrued but unpaid dividends, and (iv) otherwise contain terms consistent with the Note (including, without limitation, that such Preference Stock will be secured by the Collateral and registered under the Securities Act, as defined below), to the extent permissible under applicable laws.
(vi)
(c) SURRENDER OF NOTE AND DELIVERY OF CERTIFICATES. When surrendered for conversion, this Note shall, unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his or its duly authorized attorney. As promptly as practicable after the surrender of this Note for conversion and the receipt of the notice specified above, the Company shall deliver or cause to be delivered at its principal




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executive office to the holder, or on the holder's written order, a certificate or certificates for the number of full shares issuable upon the conversion of this Note, or portion hereof, in accordance with the provisions hereof. Such conversion shall be deemed to have been made at the time this Note shall have been surrendered for conversion and the notice specified above shall have been received by the Company at its principal executive office in the case of conversion pursuant to Section 3(a)(i) or by the registered holder at such holder's address appearing in the Note Register in the case of conversion pursuant to Section 3(a)(ii) (the "Conversion Date"), and the holder in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby. If less than the entire outstanding principal amount of this Note is being converted (in the case of conversion pursuant to Section 3(a)(i)), a new Note shall promptly be delivered to the holder for the unconverted principal balance and shall be of like tenor as to all terms as the Note surrendered.
(d)
(e)  ADJUSTMENT OF CONVERSION PRICE.
(f)
(i)    In case the Company shall:
(ii)
(A)    declare a dividend of its Common Stock on its Common Stock,

(A) subdivide outstanding Common Stock into a larger number of shares of Common Stock by reclassification, stock split or otherwise, or

(A) combine outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, the number of shares of Common Stock issuable upon conversion of this Note immediately prior to any such event shall be adjusted proportionately so that thereafter the holder of this Note shall be entitled to receive upon conversion of this Note the number of shares of Common Stock which such holder would have owned after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value of the shares issuable upon conversion. An adjustment made pursuant to this Section 3(c) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

(i) If, prior to maturity of this Note, the Company shall at any time consolidate or merge with another corporation (other than a merger or consolidation in




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which the Company is the surviving corporation), the registered holder hereof will thereafter be entitled to receive, upon the conversion hereof, the securities or property to which a holder of the number of shares of Common Stock then deliverable upon the conversion hereof would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of this Note.
(ii)
(b)  NOTICE. In case the Company proposes to take any action referred to in
Section 3(c) above, or to effect the liquidation, dissolution or winding up of the Company, then the Company shall cause notice thereof to be mailed to the registered holder of this Note, at such holder's address appearing in the Note Register, at least twenty (20) days prior to the date on which the transfer books of the Company shall close or a record be taken for such stock dividend or the date when such reclassification, liquidation, dissolution or winding up shall be effective, as the case may be.
(c)
(d) STATEMENT OF ADJUSTMENT. Whenever the Conversion Price shall be adjusted as provided in Section 3(c) above, the Company shall forthwith file at each office designated for the conversion of this Note, a statement, signed by the Chairman of the Board, the President, any Vice President, the Treasurer or Secretary of the Company, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustment to be sent by mail, first class, postage prepaid, to the record holder of this Note at his or its address appearing on the Note Register. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 3(d) hereof.
(e)
(f) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion. Such payment shall be based on the fair market value of the Common Stock at the time of conversion of this Note, as determined in good faith by the Board of Directors.
(g)
(h) ACCRUED INTEREST. Upon the conversion of this Note, the Company shall be required to pay accrued but unpaid interest on the amount so converted up to the Conversion Date.
(i)
(j) SECURITIES ACT OF 1933. Upon conversion of this Note, if the Common Stock issuable upon conversion of this Note is not then registered under the Securities Act of 1933, as amended (the "Securities Act"), the registered holder may be required to execute and deliver to the Company an instrument, in form satisfactory to the Company, representing that the shares issuable upon conversion hereof are being



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acquired for investment and not with a view to distribution within the meaning of the Securities Act.

1. REDEMPTION.
2.
(a) Subject to the Intercreditor Agreement, this Note may, at the option of the Company, be called for redemption, in whole or in part at any time or from time to time without premium or penalty at one hundred percent (100%) of the principal amount so redeemed, plus accrued and unpaid interest on such redeemed principal amount to the date fixed for redemption. The Company shall give at least thirty (30) days prior written notice of redemption to the registered owner at his or its address as shown in the Note Register, and the notice of redemption shall specify the date and place designated for redemption.
(a) Subject to the Intercreditor Agreement, the entire unpaid principal amount of the Note, may be called for redemption at the option of the holder of this Note, after September 1, 2000, at one hundred percent (100%) of the principal amount of the Note then outstanding plus accrued and unpaid interest on such principal amount to the date fixed for redemption. The holder shall give at least thirty (30) days prior written notice of redemption to the Company, and the notice shall specify the date designated for redemption which shall take place at the Company's principal offices.
(b)
(c) On or after the redemption date fixed in the notice of redemption, no further interest shall accrue on the principal amount so redeemed, and this Note (to the extent so redeemed) shall cease to be convertible as set forth in
Section 3. Payment of the redemption price shall be made to the registered holder of this Note upon presentation and surrender of this Note accompanied by a duly executed instrument of transfer in blank, at the principal executive office of the Company. In the event of a partial redemption, this Note shall be presented to the Company for endorsement of the amount of payment and date paid as a condition precedent to such payment.
(d)
2. DEFAULT.
3.
      Subject to the Intercreditor Agreement, the entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable upon written demand of the holder of this Note, without any other notice or demand of any kind or any presentment or protest, if any one of the following events shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body (each, an "Event of Default"):

(a) If default shall (i) be made in the payment of any installment of principal or interest on this Note, (ii) occur under the Note Purchase Agreement,



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(b) (iii) occur under the Security Documents, or (iv) occur under the Company's senior credit facility and if any such default shall remain unremedied for the longer of (aa) the applicable grace period set forth in the Intercreditor Agreement or (bb) one hundred twenty (120) days after written notice of such default in the case of an event described in clause (ii), (iii) or (iv) has been delivered by the Holder to the Company during which period of default in the payment of interest the rate of interest on the unpaid principal amount of this Note shall increase to 16.5% per annum and decrease to 15% upon the payment of such interest.
(c)
(d) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or
(e)
(f) If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts.
(g)
2. REGISTRATION UNDER THE SECURITIES ACT.
3.
4. If this Note and the shares of Common Stock issuable upon conversion of this Note have not been registered under the Securities Act on or before November 24, 1998, the rate of interest on the unpaid principal amount of this Note shall increase commencing on November 25, 1998 at the annual rate of 0.5% per 30 day period up to a maximum of 16.5% until such registration statements are declared effective and decrease to 15% when such registration statements are declared effective.
5.
6. NOTE REGISTER.
7.
(a) The Company shall keep at its principal executive office a register (herein sometimes referred to as the "Note Register"), in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Company shall provide for the registration and transfer of this Note.
(b)
(c) Whenever this Note shall be surrendered at the principal executive office of the Company for transfer or exchange, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the holder hereof or his



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or its attorney duly authorized in writing, the Company shall execute and deliver in exchange therefor a new Note or Notes, as may be requested by such holder, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Note or Notes so surrendered; each such new Note shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Note or Notes so surrendered and shall be in such principal amount and registered in such name or names as such holder may designate in writing.
(d)
(e) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity by SWIB or indemnity otherwise reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.
(f)
8. NO VOTING RIGHTS.
9.
10. The holder of this Note shall have no voting rights with respect to the shares of Common Stock into which this Note may be converted unless and until this Note is converted into shares of Common Stock.

1. GENERAL.
2.
(a) SUCCESSORS AND ASSIGNS. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and assigns.

(a) RECOURSE. Recourse under this Note shall be to the Collateral and the Company only and in no event to the officers, directors or stockholders of the Company.
(b)
(c) CURRENCY. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.
(d)
(e) NOTICES. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, telecopied (which is confirmed) or delivered by hand, to the Company or to the holder hereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:
(f)
(g)      If to the holder:              State of Wisconsin Investment Board
(h)                                     121 East Wilson Street
(i)                                     Madison, WI 53707-7842




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(j)                                     Attention: Investment Director, Small
(k)                                                Cap Stocks
(l)                                     Facsimile: (608) 266-2436
(m)
(n)      If to the Company:             CML Group, Inc.
(o)                                     524 Main Street
(p)                                     Acton, MA  01720
(q)                                     Attention: President
(r)                                     Facsimile: (978) 264-4073
(s)
(t) SATURDAYS, SUNDAYS, HOLIDAYS. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in the city of Boston, Massachusetts shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.
(u)
(v) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.
(w)
      IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

                                        CML GROUP, INC.



                                        By: _______________________
                                            John A.C. Pound
                                            President

ATTEST: __________________________
        Glenn E. Davis
        Secretary




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